Exhibit 32.2
Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)
I, Han Kieftenbeld, certify that:
1. the accompanying Annual Report on Form 10-K for the year ended December 31, 2018 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Innophos Holdings, Inc. at the dates and for the periods indicated.
A signed original of this written statement required by Section 906 has been provided Innophos Holdings, Inc. and will be retained by Innophos Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.
Date: February 27, 2019

/S/ HAN KIEFTENBELD
Han Kieftenbeld
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.